ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$17,745	$24,989
Accounts receivable, net of allowances of $474 and $734	73,894	123,220
Inventories	78,891	75,046
Prepaid expenses and other current assets	4,529	4,547
Total current assets	175,059	227,802

Property and equipment, net of accumulated depreciation of $12,979 and $12,540	12,794	13,444
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $69,440 and $66,639	36,443	39,244
Deferred income tax assets	24,084	24,403
Other assets	3,803	3,426
Total assets	$264,455	$320,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$54,798	$96,472
Income tax payable	2,291	2,052
Accrued liabilities	9,214	10,515
Sales returns liability	30,913	32,189
Accrued wages and wage related expenses	7,775	5,652
Deferred revenue	—	315
Line of credit	—	23,475
Current portion of long-term debt, net of deferred loan costs of $141	—	13,922
Total current liabilities	104,991	184,592

Line of credit	22,038	—
Total liabilities	127,029	184,592

Stockholders' equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,416 and 34,104 shares issued	34	34
Additional paid-in capital	94,134	96,145
Accumulated other comprehensive loss	(59)	(348)
Treasury stock, 6,065 and 6,065 common shares at cost	(37,637)	(37,637)
Retained earnings	80,954	77,805

Total stockholders' equity	137,426	135,999
Total liabilities and stockholders' equity	$264,455	$320,591

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Net sales	$112,066	$92,946
Cost of sales	74,474	64,340
Gross profit	37,592	28,606

Operating expenses:
Advertising and marketing	2,594	3,006
Selling, general and administrative	24,307	27,054
Transaction costs	—	215
Impairment of intangible asset	—	1,959
Amortization of intangible assets	2,772	3,021
Total operating expenses	29,673	35,255

Income (loss) from operations	7,919	(6,649)

Other income (expense):
Interest expense	(500)	(490)
Other income (expense)	495	(20)
Total other expense	(5)	(510)

Income (loss) before provision for income taxes	7,914	(7,159)

Income tax (provision) benefit	(885)	1,021

Net income (loss)	$7,029	$(6,138)

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$0.25	$(0.22)
Diluted earnings (loss) per share	$0.24	$(0.22)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON- U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended
Adjusted EBITDA Reconciliation		March 31, 2018	March 31, 2017

Net income (loss) in accordance with U.S. GAAP		$7,029	$(6,138)

Adjustments:
a.	Stock-based compensation expense	601	670
b.	Depreciation and amortization	5,030	5,781
c.	Impairment of intangible assets	—	1,959
d.	Other income (expense)	5	510
e.	mophie transaction expenses	—	215
f.	mophie restructuring charges	—	414
g.	mophie employee retention bonus	—	300
h.	Income tax provision (benefit)	885	(1,021)

Adjusted EBITDA		$13,550	$2,690

		Years Ended
		Actual	Guidance*
Adjusted EBITDA Reconciliation		December 31, 2017	December 31, 2018

Net income (loss) in accordance with U.S. GAAP		$15,100	$40,200

Adjustments:
a.	Stock-based compensation expense	3,602	3,667
b.	Depreciation and amortization	21,888	18,358
c.	Impairment of intangible assets	1,959	—
d.	Other expense	1,383	1,375
e.	mophie restructuring charges	437	—
f.	mophie employee retention bonus	346	—
g.	Income tax provision	28,252	14,900

Adjusted EBITDA		$72,967	$78,500
*Midpoint of 2018 guidance